UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2019

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 31, 2019, Starwood Real Estate Income Trust, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the Annual Meeting as required by the Company’s Amended & Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following nine individuals were elected to the Board of Directors of the Company (the “Board”) to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Barry Sternlicht	8,952,480.28	72,176.89	257,705.95	37,403.00
John P. McCarthy, Jr.	8,966,381.65	70,426.89	245,554.58	37,403.00
Christopher D. Graham	8,944,424.87	80,232.29	257,705.95	37,403.00
Mark Deason	8,926,859.91	72,910.86	282,592.35	37,403.00
Richard D. Bronson	8,917,601.23	84,289.21	280,472.67	37,403.00
David B. Henry	8,914,465.33	80,392.83	287,504.95	37,403.00
Robin Josephs	8,977,725.37	63,631.47	241,006.27	37,403.00
Dale Anne Reiss	8,935,302.09	66,952.66	280,108.37	37,403.00
James E. Walker	8,956,273.83	39,829.85	286,259.44	37,403.00

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified.

Votes For	Votes Against	Votes Abstained
9,051,468.06	49,312.89	218,985.16

Proposals 3A-3D – Charter Amendments

We intend to conduct a continuous offering of shares of our common stock by filing consecutive registration statements prior to the end of each three-year offering period permitted pursuant to Rule 415 under the Securities Act of 1933, as amended. Because our shares are not listed on a national securities exchange, we are required to register our public offering in each state in which we offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). In connection with the annual renewal of our initial public offering, the securities administrators in certain states identified provisions in our charter that vary from the exact wording in the NASAA REIT Guidelines. As a condition to renewing our initial public offering in these states, these securities administrators have required that we propose amendments to our charter to conform these provisions to the wording used in the NASAA REIT Guidelines. Accordingly, the Board submitted four separate proposals to make amendments to the Company’s Charter, Proposals 3A-3D, to the Company’s stockholders for approval at the Annual Meeting.

Proposal 3A – Amendment of the definition of Acquisition Expenses

The proposal to amend the definition of Acquisition Expenses in the Charter was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,523,268.06	258,371.88	500,723.17	37,403.00

Proposal 3B – Amendment of the definition of Independent Director

The proposal to amend the definition of “Independent Director” in the Charter was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,567,361.19	232,435.25	482,566.67	37,403.00

Proposal 3C – Amendment of the definition of Total Operating Expenses

The proposal to amend the definition of Total Operating Expenses in the Charter was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,453,173.33	309,270.33	519,919.45	37,403.00

Proposal 3D – Amendment to revise Sections 5.2.2 and 11.2 of the Charter

The proposal to amend Sections 5.2.2 and 11.2 of the Charter was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,420,324.10	432,494.51	429,544.50	37,403.00

Proposal 4 – Permission to adjourn the Annual Meeting

Permission for the Board to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of Proposals 1, 2 or 3A-3D if there were not sufficient votes for these proposals to be approved was approved.

Votes For	Votes Against	Votes Abstained
8,842,903.57	249,524.74	227,337.80

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: August 1, 2019	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary